Exhibit 99.1

FOR IMMEDIATE RELEASE

HTG Molecular Diagnostics Reports Fourth Quarter and Full Year 2016 Results

TUCSON, Ariz., March 23, 2017 – HTG Molecular Diagnostics, Inc. (NASDAQ: HTGM), a provider of instruments, reagents and services for molecular profiling applications, today reported financial results for the fourth quarter and year ended December 31, 2016.

Recent Accomplishments & Highlights:

▪	Signed a development, manufacturing and commercialization agreement with a wholly owned affiliate of QIAGEN, N.V.
▪	QIAGEN North American Holdings also made a minority investment in HTG’s common stock

▪	Completed technical feasibility assay for QIAGEN GeneReader next-generation sequencing platform

▪	Obtained CE marking for the HTG EdgeSeq ALKPlus Assay for commercialization of the assay as an in vitro diagnostic (IVD) in the European Union

▪	Announced availability of new direct sequencing chemistry and initial DNA mutation assay as a service offering in the company’s VERI/O laboratory

▪	Achieved revenue of $1.5 million for the fourth quarter of 2016 compared to $1.2 million in Q4 2015

▪	Service revenue increased to $381,000 in the fourth quarter of 2016 from $33,000 in Q4 2015

▪	Achieved revenue of $5.1 million for the year ended December 31, 2016 compared to $4.0 million for the year ended December 31, 2015

▪	Service revenue increased to $2.4 million in 2016 from $184,000 in 2015

“In 2016, we believe HTG made significant strides in customer adoption and building a solid platform for long-term growth,” said TJ Johnson, HTG’s President and CEO.

Fourth Quarter 2016 Financial Results:

Revenue for the fourth quarter of 2016 was $1.5 million. Net loss from operations was $5.2 million for the fourth quarter of 2016, compared to $5.3 million for the fourth quarter of 2015. Net loss per share was $(0.76) for the fourth quarter of 2016 and $(0.83) for the fourth quarter of 2015.

Full Year 2016 Financial Results:

Revenue for the year ended December 31, 2016 was $5.1 million. Net loss from operations for the year ended December 31, 2016 was $24.3 million, compared to $18.9 million for the year ended December 31, 2015. Net loss per share was $(3.66) for the year ended December 31, 2016 and $(5.03) for the year ended December 31, 2015. HTG ended 2016 with $11.8 million in total cash and investments, including $7.5 million in cash and equivalents and $4.3 million in short term available-for-sale investments, and current liabilities of approximately $10.0 million plus an additional $14.0 million in long-term liabilities.

Exhibit 99.1

Conference Call

HTG will host an investment community conference call today beginning at 5:00 p.m. ET. Individuals interested in listening to the conference call may dial (866) 394-4225 for domestic callers, or (678) 509-7535 for international callers, conference ID 91525538, or access the webcast on the investor relations section of the Company’s website at: www.htgmolecular.com. The webcast will be available on the Company’s website for 90 days following the completion of the call.

About HTG:

Headquartered in Tucson, Arizona, HTG’s mission is to empower precision medicine at the local level. In 2013, the company commercialized its first instrument platform and a portfolio of RNA assays that leveraged HTG's original proprietary nuclease protection chemistry. Continuous improvement led to the 2014 launch of the company’s HTG EdgeSeq product line, which automates sample and targeted library preparation for next-generation sequencing. Additional information is available at www.htgmolecular.com.

Safe Harbor Statement:

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our growth prospects, and strategic priorities. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements necessarily contain these identifying words. These forward-looking statements are based upon management’s current expectations, are subject to known and unknown risks, and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, including, without limitation, risks associated with our ability to enter into new collaborations with Pharma customers, risks associated with our ability to obtain regulatory clearances or approvals in the United States and other jurisdictions to market panels for diagnostic purposes, our ability to successfully commercialize our products; our ability to manufacture our products to meet demand; the level and availability of third party payor reimbursement for our products; our ability to effectively manage our anticipated growth; our ability to protect our intellectual property rights and proprietary technologies; our ability to operate our business without infringing the intellectual property rights and proprietary technology of third parties; competition in our industry; requirements for additional capital and credit availability; our ability to attract and retain qualified personnel; and product liability claims. These and other factors are described in greater detail in our filings with the Securities and Exchange Commission, including without limitation our Annual Report on Form 10-K for the year ended December 31, 2016. All forward-looking statements contained in this press release speak only as of the date on which they were made, and we undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

-Financial tables follow-

Exhibit 99.1

HTG Molecular Diagnostics, Inc.
Statements of Operations

	Three Months Ended December 31,		Years Ended December 31,
	2016	2015	2016	2015
	(Unaudited)
Revenue:
Product	$1,076,560	$1,182,287	$2,759,942	$3,532,028
Service	381,221	33,466	2,372,788	183,758
Other	—	—	—	325,789
Total revenue	1,457,781	1,215,753	5,132,730	4,041,575
Cost of revenue	1,234,429	796,921	4,135,884	3,335,511
Gross margin	223,352	418,832	996,846	706,064

Operating expenses:
Selling, general and administrative	4,083,832	4,111,249	17,427,777	14,994,410
Research and development	1,384,503	1,650,709	7,900,311	4,601,718
Total operating expenses	5,468,335	5,761,958	25,328,088	19,596,128
Operating loss	(5,244,983)	(5,343,126)	(24,331,242)	(18,890,064)
Loss from change in stock warrant valuation	—	—	—	(239,683)
Interest expense, net	(425,649)	(348,443)	(1,755,053)	(1,633,616)
Loss on settlement of convertible debt	—	—	—	(705,217)
Other	3,410	2,105	56,863	80,978
Net loss before income taxes	(5,667,222)	(5,689,463)	(26,029,432)	(21,387,602)
Income taxes	5,859	10,189	10,118	10,189
Net loss	(5,673,081)	(5,699,652)	(26,039,550)	(21,397,791)
Accretion of redeemable convertible preferred stock discount, issuance costs and dividends	—	—	—	(1,328,594)
Net loss attributable to common stockholders	$(5,673,081)	$(5,699,652)	$(26,039,550)	$(22,726,385)

Net loss per share attributable to common stockholders, basic and diluted	$(0.76)	$(0.83)	$(3.66)	$(5.03)
Shares used in computing net loss per share attributable to common stockholders, basic and diluted	7,488,842	6,840,918	7,113,075	4,518,499

Exhibit 99.1

HTG Molecular Diagnostics, Inc.
Balance Sheets

	December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$7,507,659	$3,293,983
Short-term investments available-for-sale, at fair value	4,304,901	28,201,507
Accounts receivable	1,377,441	716,246
Inventory, net	1,511,053	2,201,301
Prepaid expenses and other	433,328	445,217
Total current assets	15,134,382	34,858,254

Long-term investments available-for-sale, at fair value	—	2,603,901
Deferred offering costs	49,630	—
Property and equipment, net	3,270,197	1,932,213
Total assets	$18,454,209	$39,394,368

Liabilities and stockholders' equity (deficit)
Current liabilities:
Accounts payable	$761,663	$724,805
Accrued liabilities	1,670,286	1,915,268
Deferred revenue	335,659	47,476
NuvoGen obligation	604,751	543,750
Term loan	6,389,782	3,059,068
Other current liabilities	258,850	29,243
Total current liabilities	10,020,991	6,319,610
Term loan payable - non-current, net of discount and debt issuance costs	5,389,137	7,737,586
NuvoGen obligation - non-current, net of discount	8,017,356	8,415,122
Other	619,587	28,652
Total liabilities	24,047,071	22,500,970
Commitments and Contingencies
Total stockholders’ equity (deficit)	(5,592,862)	16,893,398
Total liabilities and stockholders' equity (deficit)	$18,454,209	$39,394,368

Exhibit 99.1

Contact:

Westwicke Partners

Jamar Ismail

Phone: (415)513-1282

Email: jamar.ismail@westwicke.com

TJ Johnson

President / CEO

HTG Molecular Diagnostics

Phone: (520)547-2827 x130

Email: tjjohnson@htgmolecular.com